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CITIZENS
SAVINGS
BANK FSB



FOR IMMEDIATE RELEASE - October 23, 1997

Citizens First Financial Corp.
2101 North Veterans Parkway
Bloomington, Illinois 61704
309/661-8700

Contact: C. William Landefeld
President & Chief Executive Officer
or
Dallas G. Smiley
Senior Vice President and Treasurer





                            RONALD C. WELLS ELECTED
                  CHAIRMAN OF CITIZENS FIRST FINANCIAL CORP.


      Ronald C. Wells, 54, has been elected Chairman of the Board of Citizens

First Financial Corp., 2101 North Veterans Parkway in Bloomington, Illinois, the

holding company formed upon completion of the conversion of Citizens Savings

Bank to a federally-chartered stock savings bank in May 1996.

      Wells replaces Dr. Donald L. Wainscott, 65, who announced his retirement to the Board of Directors Monday evening, October 20.


                                     *****

            2101 N. Veterans Parkway * Bloomington, Illinois 61704 Phone 309/661-8700 * Fax 309/661-0606 * www.hometownbanker.com